Exhibit 10.52

AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT (this “Amendment”) is entered into this 25th day of November, 2015, by and between IPT BTC I GP LLC, a Delaware limited liability company (the “General Partner”) and Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”). The General Partner is an indirect subsidiary of Industrial Property Trust Inc., a Maryland corporation (“IPT”).

RECITALS:

A. The General Partner and the Advisor are parties to that certain Amended and Restated Agreement, effective as of February 12, 2015 (the “Agreement”). Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.

B. Pursuant to the Third Amended and Restated Advisory Agreement, dated as of August 14, 2015 (the “Advisory Agreement”), by and among IPT, the Operating Partnership and the Advisor, the Advisor provides acquisition and asset management services and, to the extent applicable with respect to certain of IPT’s investments, development and construction management, property management, leasing and disposition services to IPT and IPT’s subsidiaries; provided, that, the Advisor does not provide any investment advisory services with respect to securities (the “Investment Advisory Services”). The Advisory Agreement provides that any Investment Advisory Services shall not be provided by the Advisor, but rather shall be provided by a registered investment adviser. The General Partner does not and will not have any employees and the General Partner does not provide Investment Advisory Services. The General Partner and the Advisor desire to amend the Agreement to clarify that the Services to be provided pursuant to the Agreement by the Advisor exclude Investment Advisory Services and that the General Partner and the Partnership may appoint any of their affiliates or any third parties to provide Investment Advisory Services to the Partnership.

NOW THEREFORE, the General Partner and the Advisor hereby agree to amend the Agreement as follows:

1. The definition of “Services” in the Agreement is hereby amended to mean the services that are specifically enumerated in Section 6.3(a) of the Partnership Agreement, other than Investment Advisory Services.

2. Section 1 of the Agreement is hereby replaced in its entirety with:

1. Appointment. The General Partner hereby appoints the Advisor as the provider of the Services and assigns to the Advisor the obligation to provide and perform all of the Services. The Advisor hereby accepts such appointment and such assignment, and agrees to provide and perform the Services. The General Partner and the Advisor expressly acknowledge and agree that (a) none of the General Partner, IPT or any of their affiliates (other than the Advisor) shall, either directly or indirectly, provide or perform any of the Services and (b) the General Partner and the Partnership may appoint any person or entity other than the Advisor, including without limitation any of their respective affiliates, to provide Investment Advisory Services to the Partnership. The Advisor shall not provide Investment Advisory Services to the Partnership and shall not receive any fees or other compensation for the provision of Investment Advisory Services to the Partnership.

The General Partner and the Advisor acknowledge and agree that except as set forth herein, all other terms of the Agreement are reaffirmed and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

IPT BTC I GP LLC

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By:	/s/ DWIGHT L. MERRIMAN
Dwight L. Merriman
Chief Executive Officer

Industrial Property Advisors LLC

By: Industrial Property Advisors Group LLC, a Delaware limited liability company, its sole member

	By:	/s/ EVAN H. ZUCKER
Evan H. Zucker
Manager

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